Exhibit 5.1

Client: 90817-00006

May 26, 2021

Stem, Inc.
100 Rollins Road
Millbrae, California 94030

Re:	Stem, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”), of Stem, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with (a) the issuance by the Company of up to 19,967,263 shares (the “Primary Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) consisting of (i) 7,184,134 shares of Common Stock issuable upon the exercise of warrants of the Company originally issued in a private placement in connection with the initial public offering of the Company (formerly known as Star Peak Energy Transition Corp.) (the “Private Placement Warrants”) and (ii) 12,786,129 shares of Common Stock issuable upon the exercise of 12,786,129 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in connection with the initial public offering of the Company, (b) the resale of up to 52,107,817 shares (the “Secondary Shares”) of Common Stock of the Company by the selling securityholders named in the Registration Statement and (c) the resale of up to 7,181,134 Private Placement Warrants by the selling securityholders named in the Registration Statement. The Private Placement Warrants were issued pursuant to a private placement warrants purchase agreement dated as of August 17, 2020 between the Company and Star Peak Sponsor LLC (the “Private Placement Warrants Agreement”). The Public Warrants were issued pursuant to a Warrant Agreement dated as of August 17, 2020 (the “Public Warrant Agreement” and together with the Private Placement Warrants Agreement, the “Warrant Agreements”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Warrant Agreements and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have

May 26, 2021

assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the (a) Primary Shares, when issued in accordance with the terms of the applicable Warrant Agreement against payment of the exercise price therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, (b) the Warrants are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (c) the Secondary Shares are validly issued, fully paid and non-assessable.

The opinions above with respect to the Warrants are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP